FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Reports Third Quarter 2018 Results
Early success with fall football campaign drives 1.6% increase in October same-store sales
SOUTHFIELD, MI, November 6, 2018 -- Diversified Restaurant Holdings, Inc. (Nasdaq: SAUC) ("DRH" or the "Company"), one of the largest franchisees for Buffalo Wild Wings® ("BWW") with 64 stores across five states, today announced results for its third quarter ended September 30, 2018.
Third Quarter Information (from continuing operations)

•	Revenue totaled $37.5 million; Same-store sales declined 5.2% (down 3.6% excluding major 2017 boxing event)

•	Net loss was $1.8 million or $0.06 per diluted share

•	Restaurant-level EBITDA(1) was $5.3 million, or 14.2% of sales

•	Adjusted EBITDA(1) was $3.3 million or 8.7% of sales

•	Total debt of $105.3 million was down $8.7 million for the year-to-date period
(1)See attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA and Adjusted EBITDA
“New ownership at our franchisor has quickly put together a best-in-class team that has all of the right tools to drive the Buffalo Wild Wings brand forward. While our third quarter results are not at a level we are happy with and reflect the challenges we have faced this year, we are pleased to report that the efforts of new ownership continue to gain momentum and are starting to show positive results,” commented David G. Burke, President and CEO. “One of the first major initiatives has been the launch of our new fall football campaign that kicked off in September. Through the first month of our fourth quarter we have seen a nice uptick in sales, particularly on the weekends, with same-store sales for the month of October up 1.6%. While this performance is certainly a step in the right direction, we continue to believe that the more substantial effects will be realized as additional changes are implemented and gain traction. This includes improvements to food presentation, the menu, information technology and continued enhancements around advertising and promotions, especially as we move into the March Madness period early next year. And, as we approach the fall next year, we anticipate participating in a complete relaunch of the brand."Mr. Burke added, "We expect that these initiatives will drive increasingly positive sales momentum for the brand which, in turn, will result in margin expansion driven by our significant operating leverage."

Third Quarter Results (from continuing operations)
(Unaudited, $ in thousands)	Q3 2018	Q3 2017	Change	% Change
Revenue	$37,491.8	$39,262.9	$(1,771.1)	(4.5)%
Operating (loss) profit	$(682.5)	$320.5	$(1,003.0)	(312.8)%
Operating margin	(1.8)%	0.8%
Net loss	$(1,761.4)	$(543.2)	$(1,218.2)	224.3%
Diluted net loss per share	$(0.06)	$(0.02)	$(0.04)	200.0%

Same-store sales(1)	(5.2)%	(4.4)%

Restaurant-level EBITDA(2)	$5,311.9	$6,246.5	$(934.6)	(15.0)%
Restaurant-level EBITDA margin	14.2%	15.9%
Adjusted EBITDA(2)	$3,262.6	$4,322.0	$(1,059.4)	(24.5)%
Adjusted EBITDA margin	8.7%	11.0%

Year-to-date Results (from continuing operations)
(Unaudited, $ in thousands)	YTD 2018	YTD 2017	Change	% Change
Revenue	$114,063.8	$123,535.5	$(9,471.7)	(7.7)%
Operating profit	$1,116.0	$3,408.4	$(2,292.4)	(67.2)%
Operating margin	1.0%	2.8%
Net loss	$(2,709.8)	$(39.0)	$(2,670.8)	NM
Diluted net loss per share	$(0.10)	$—	$(0.10)	NM

Same-store sales(1)	(6.8)%	(2.7)%

Restaurant-level EBITDA(2)	$17,750.2	$21,121.0	$(3,370.8)	(16.0)%
Restaurant-level EBITDA margin	15.6%	17.1%
Adjusted EBITDA(2)	$12,039.4	$14,934.6	$(2,895.2)	(19.4)%
Adjusted EBITDA margin	10.6%	12.1%

(1) Q3 2017 and YTD 2017 same-store sales calculations exclude related closures in September 2017 from Hurricane Irma

(2) Please see attached table for a reconciliation of GAAP net loss to Restaurant-level EBITDA and Adjusted EBITDA

The decrease in sales in the third quarter was primarily the result of reduced traffic. The prior-year period also benefited from a significant boxing event that contributed 160 basis points to the same-store sales decline in the third quarter.
General and administrative expenses as a percentage of sales decreased 60 basis points to 5.3% in the third quarter due to lower corporate overhead and other efficiency initiatives.
Food, beverage, and packaging costs as a percentage of sales decreased 100 basis points to 28.5% primarily due to lower traditional chicken wing costs. Average cost per pound for traditional bone-in chicken wings, DRH’s most significant input cost, decreased to $1.67 in the 2018 third quarter compared with $2.14 in the prior-year period.
Higher average wages due to a tight labor market combined with lower average unit volumes resulted in compensation costs as a percent of sales increasing 200 basis points to 27.4% in the third quarter.
The Company recognized an impairment and loss on asset disposal of $0.9 million in the quarter, which reflects the impairment of fixed assets at one Missouri location.
Balance Sheet Highlights - Continuing Operations
Cash and cash equivalents were $7.1 million at September 30, 2018, compared with $4.4 million at the end of 2017. Capital expenditures were $1.3 million during the first nine months of 2018 and were for minor facility upgrades and general maintenance-type investments, as well as improvements to prepare an open space for sub-lease adjacent to one of our restaurants in the first quarter. DRH does not expect to build any new restaurants nor is it expected to complete any major remodels in 2018. As a result, the Company anticipates its capital expenditures will approximate $1.5 million in fiscal 2018.
Total debt was $105.3 million at the end of the quarter, down $8.7 million since 2017 year-end.
On July 24, 2018 the Company completed an underwritten registered public offering of 6 million shares of common stock at a public offering price of $1.00 per share, including 700,000 shares offered by a certain selling stockholder, for total Company gross proceeds of $5.3 million. DRH intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include repayment of debt.

Webcast, Conference Call and Presentation
DRH will host a conference call and live webcast on Wednesday, November 7, 2018 at 10:00 A.M. Eastern Time, during which management will review the financial and operating results for the third quarter, and discuss its corporate strategies and outlook. A question-and-answer session will follow.
The teleconference can be accessed by calling (201) 389-0879. The webcast can be monitored at www.diversifiedrestaurantholdings.com. A presentation that will be referenced during the conference call is also available on the website.
A telephonic replay will be available from 1:00 P.M. ET on the day of the call through Wednesday, November 14, 2018. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13683884, or access the webcast replay at http://www.diversifiedrestaurantholdings.com, where a transcript will also be posted once available.
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. is one of the largest franchisees for Buffalo Wild Wings with 64 franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. DRH’s strategy is to generate cash, reduce debt and leverage its strong franchise operating capabilities for future growth. The Company routinely posts news and other important information on its website at http://www.diversifiedrestaurantholdings.com.

Safe Harbor Statement
Some of the statements contained in this news release and the Company’s November 7, 2018 earnings conference call may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These statements reflect the current views of our senior management team with respect to future events, including our financial performance, business and industry in general.  Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate,” and variations of such words and similar statements of a future or forward-looking nature are intended to identify such forward-looking statements. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions.

Forward-looking statements involve known and unknown risks and uncertainties and are not assurances of future performance. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, among others, the risks and uncertainties disclosed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Any forward-looking statements you read in this news release reflect our views as of the date of this news release with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. You should carefully consider all of the factors identified in this news release that could cause actual results to differ.

Investor and Media Contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
Revenue	$37,491,751	$39,262,940	$114,063,781	$123,535,506

Operating expenses
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage, and packaging costs	10,692,796	11,569,925	32,388,212	36,529,901
Compensation costs	10,279,281	9,991,381	30,611,334	31,125,287
Occupancy costs	2,912,507	2,969,250	8,662,717	8,701,927
Other operating costs	8,461,334	8,770,406	24,817,359	26,188,432
General and administrative expenses	2,001,343	2,301,061	6,361,084	6,724,436
Pre-opening costs	—	79,605	—	405,448
Depreciation and amortization	2,908,608	3,244,255	9,175,853	10,149,050
Impairment and loss on asset disposal	918,399	16,578	931,196	302,652
Total operating expenses	38,174,268	38,942,461	112,947,755	120,127,133

Operating (loss) profit	(682,517)	320,479	1,116,026	3,408,373

Interest expense	(1,609,277)	(1,822,876)	(4,865,308)	(5,041,136)
Other income, net	24,778	26,000	77,994	78,307

Loss from continuing operations before income taxes	(2,267,016)	(1,476,397)	(3,671,288)	(1,554,456)
Income tax benefit of continuing operations	505,644	933,157	961,535	1,515,453
Loss from continuing operations	(1,761,372)	(543,240)	$(2,709,753)	$(39,003)

Discontinued operations
Loss from discontinued operations before income taxes	—	(22,960)	$—	$(155,552)
Income tax benefit of discontinued operations	—	7,806	—	58,191
Loss from discontinued operations	—	(15,154)	—	(97,361)

Net loss	$(1,761,372)	$(558,394)	$(2,709,753)	$(136,364)

Basic earnings per share from:
Continuing operations	$(0.06)	$(0.02)	$(0.10)	$—
Discontinued operations	$—	$—	$—	$—
Basic net earnings per share	$(0.06)	$(0.02)	$(0.10)	$—

Diluted earnings per share from:
Continuing operations	$(0.06)	$(0.02)	$(0.10)	$—
Discontinued operations	$—	$—	$—	$—
Diluted net earnings per share	$(0.06)	$(0.02)	$(0.10)	$—

Weighted average number of common shares outstanding
Basic	30,643,240	26,764,776	27,990,420	26,672,057
Diluted	30,643,240	26,764,776	27,990,420	26,672,057

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS	September 30, 2018	December 31, 2017
Current assets
Cash and cash equivalents	$7,109,781	$4,371,156
Accounts receivable	304,339	653,102
Inventory	1,407,119	1,591,363
Prepaid and other assets	497,378	408,982
Total current assets	9,318,617	7,024,603

Property and equipment, net	39,160,338	48,014,043
Intangible assets, net	2,219,698	2,438,187
Goodwill	50,097,081	50,097,081
Other long-term assets	967,574	185,322
Total assets	$101,763,308	$107,759,236

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$3,727,263	$4,561,939
Accrued compensation	2,478,886	1,854,127
Other accrued liabilities	3,090,820	2,404,942
Current portion of long-term debt	11,513,280	11,440,433
Current portion of deferred rent	424,044	411,660
Total current liabilities	21,234,293	20,673,101

Deferred rent, less current portion	2,392,669	2,208,238
Deferred income taxes	2,017,015	2,759,870
Unfavorable operating leases	450,712	510,941
Other long-term liabilities	1,795,725	2,346,991
Long-term debt, less current portion	93,787,074	102,488,730
Total liabilities	121,677,488	130,987,871

Stockholders’ deficit:
Common stock - $0.0001 par value; 100,000,000 shares authorized; 32,577,262 and 26,859,125, respectively, issued and outstanding	3,179	2,625
Additional paid-in capital	26,849,631	21,776,402
Accumulated other comprehensive income (loss)	667,217	(283,208)
Accumulated deficit	(47,434,207)	(44,724,454)
Total stockholders’ deficit	(19,914,180)	(23,228,635)

Total liabilities and stockholders’ deficit	$101,763,308	$107,759,236

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30, 2018	September 24, 2017
Cash flows from operating activities
Net loss	$(2,709,753)	$(136,364)
Net loss from discontinued operations	—	(97,361)
Net loss from continuing operations	(2,709,753)	(39,003)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation and amortization	9,175,853	10,149,050
Amortization of debt discount and loan fees	231,392	156,951
Amortization of gain on sale-leaseback	(156,107)	(99,657)
Impairment and loss on asset disposals	931,196	302,652
Share-based compensation	505,433	284,100
Deferred income taxes	(985,393)	(1,573,644)
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable	348,763	172,395
Inventory	184,244	196,987
Prepaid and other assets	(88,396)	134,593
Intangible assets	(20,000)	(28,729)
Other long-term assets	(8,312)	46,455
Accounts payable	(753,767)	1,228,025
Accrued liabilities	1,274,271	(1,270,506)
Deferred rent	196,815	137,342
Net cash provided by operating activities of continuing operations	8,126,239	9,797,011
Net cash used in operating activities of discontinued operations	—	(97,361)
Net cash provided by operating activities	8,126,239	9,699,650

Cash flows from investing activities
Purchases of property and equipment	(1,276,122)	(4,453,861)
Net cash used in investing activities	(1,276,122)	(4,453,861)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	4,650,965
Repayments of long-term debt	(8,679,842)	(9,237,466)
Issuance of common stock, net of fees and expenses of $.7 million	4,579,781	—
Proceeds from employee stock purchase plan	58,920	45,005
Tax withholdings for restricted stock	(70,351)	(59,928)
Net cash used in financing activities	(4,111,492)	(4,601,424)

Net increase in cash and cash equivalents	2,738,625	644,365

Cash and cash equivalents, beginning of period	4,371,156	4,021,126

Cash and cash equivalents, end of period	$7,109,781	$4,665,491

DIVERSIFIED RESTAURANT HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation between Net Loss and Adjusted EBITDA and Adjusted Restaurant-Level EBITDA

	Three Months Ended (Unaudited)		Nine Months Ended (Unaudited)
	September 30, 2018	September 24, 2017	September 30, 2018	September 24, 2017
Net loss	$(1,761,372)	$(558,394)	$(2,709,753)	$(136,364)
+ Loss from discontinued operations	—	15,154	—	97,361
+ Income tax (benefit)	(505,644)	(933,157)	(961,535)	(1,515,453)
+ Interest expense	1,609,277	1,822,876	4,865,308	5,041,136
+ Other income, net	(24,778)	(26,000)	(77,994)	(78,307)
+ Impairment and loss on asset disposal	918,399	16,578	931,196	302,652
+ Depreciation and amortization	2,908,608	3,244,255	9,175,853	10,149,050
EBITDA	$3,144,490	$3,581,312	$11,223,075	$13,860,075
+ Pre-opening costs	—	79,605	—	405,448
+ Non-recurring expenses (Restaurant-level)	166,023	284,549	166,023	131,000
+ Non-recurring expenses (Corporate-level)	(47,880)	376,530	650,338	538,083
Adjusted EBITDA	$3,262,633	$4,321,996	$12,039,436	$14,934,606
Adjusted EBITDA margin (%)	8.7%	11.0%	10.6%	12.1%
+ General and administrative	2,001,343	2,301,061	6,361,084	6,724,436
+ Non-recurring expenses (Corporate-level)	47,880	(376,530)	(650,338)	(538,083)
Restaurant–Level EBITDA	$5,311,856	$6,246,527	$17,750,182	$21,120,959
Restaurant–Level EBITDA margin (%)	14.2%	15.9%	15.6%	17.1%

Restaurant-Level EBITDA represents net income (loss) plus the sum of non-restaurant specific general and administrative expenses, restaurant pre-opening costs, impairment and loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. Adjusted EBITDA represents net income (loss) plus the sum of restaurant pre-opening costs, impairment and loss on property and equipment disposals, depreciation and amortization, other income and expenses, interest, taxes, and non-recurring expenses. We are presenting Restaurant-Level EBITDA and Adjusted EBITDA, which are not presented in accordance with GAAP, because we believe they provide additional metrics by which to evaluate our operations. When considered together with our GAAP results and the reconciliation to our net income (loss), we believe they provide a more complete understanding of our business than could be obtained absent this disclosure. We use Restaurant-Level EBITDA and Adjusted EBITDA together with financial measures prepared in accordance with GAAP, such as revenue, income from operations, net income, and cash flows from operations, to assess our historical and prospective operating performance and to enhance the understanding of our core operating performance. Restaurant-Level EBITDA and Adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses; (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) they are used internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

Additionally, we present Restaurant-Level EBITDA because it excludes the impact of general and administrative expenses and restaurant pre-opening costs, which is non-recurring. The use of Restaurant-Level EBITDA thereby enables us and our investors to compare our operating performance between periods and to compare our operating performance to the performance of our competitors. The measure is also widely used within the restaurant industry to evaluate restaurant level productivity, efficiency, and performance. The use of Restaurant-Level EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based on GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structure and cost of capital (which affect interest expense and tax rates) and differences in book depreciation of property and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management team believes that Restaurant-Level EBITDA and Adjusted EBITDA facilitate company-to-company comparisons within our industry by eliminating some of the foregoing variations.
Restaurant-Level EBITDA and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing, or financing activities, or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP. Neither Restaurant-Level EBITDA nor Adjusted EBITDA should be considered as a measure of discretionary cash available to us to invest in the growth of our business. Restaurant-Level EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies and our presentation of Restaurant-Level EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual items. Our management recognizes that Restaurant-Level EBITDA and Adjusted EBITDA have limitations as analytical financial measures.

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